Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

VAXCYTE, INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees To Be Paid	Equity	Common Stock, par value $0.001 per share	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Equity	Preferred Stock, par value $0.001 per share	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Debt	Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

	Other	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

	Total Offering Amounts					(1)		(2)

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							(2)

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	—	—	$305,003,145(3)	—	—	424(b)(5)	333-257622	February 27, 2023	$33,611.34

	Total Offering Amounts					$305,003,145(3)

	Total Fees Previously Paid							$33,611.34

	Total Fee Offsets							—

	Net Fee Due							—

(1)

An indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities and warrants are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Vaxcyte, Inc. (the “Company”) is deferring payment of the entire registration fee, except as described in footnote (3) below.

(3)

The Company previously registered the offer and sale of shares of its common stock having an aggregate offering price of $400,000,000 by means of a 424(b)(5) prospectus supplement, dated February 27, 2023 (the “2023 Prospectus Supplement”), filed with the Securities and Exchange Commission (“SEC”) pursuant to a registration statement on Form S-3 (Registration No. 333-257622) filed with the SEC on July 1, 2021 (the “2021 Registration Statement”). In connection with the filing of the 2023 Prospectus Supplement, the Company paid a filing fee of $44,080 in connection with the registration of shares of common stock having a maximum aggregate offering price of $400,000,000 to be issued and sold under an Open Market Sale Agreement between the Company and Jefferies LLC, as amended on February 27, 2023. Of those shares of common stock, shares of common stock having an aggregate offering price of $94,996,854 have been sold and shares of Common Stock with a maximum aggregate offering price of $305,003,145 remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include the shares of common stock having an aggregate offering price of $305,003,145 previously registered on the 2021 Registration Statement. The registration fees with respect to any unissued shares of common stock paid in connection with the 2023 Prospectus Supplement will continue to be applied to such securities. Pursuant to Rule 415(a)(6), the offering of any unsold securities registered under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.